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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    May 14, 2004
                                                  ------------------------------


                            Cartoon Acquisition, Inc.
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             (Exact name of registrant as specified in its charter)



        Delaware                   000-50411                 20-0269287
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     (State or other              (Commission              (IRS Employer
      jurisdiction of             File Number)             Identification No.)
      incorporation)


        24300 Chagrin Blvd., Suite 210, Cleveland, Ohio                  44122
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        (Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code     (216) 514-5997
                                                   -----------------------------




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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Effective at the close of business on May 14, 2004, Cartoon Acquisition, Inc. (the "Company") has implemented a reverse stock split by converting each block of 1,240,000 shares of its common stock, par value $.0001 per share (the "Common Stock"), issued and outstanding as of such date into one share of Common Stock.

The Company's sole director and sole stockholder approved the reverse stock split on May 14, 2004. The Company has implemented the reverse stock split at the ratio of 1-for-1,240,000, causing each outstanding block of 1,240,000 shares of the Common Stock to automatically convert into one share of Common Stock and reducing the number of shares of Common Stock outstanding from approximately 1,240,000 to one. The par value of the Company's Common Stock will remain at $.0001 per share and the number of authorized shares will remain at 100,000,000 shares of Common Stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of business acquired

        Not Applicable.

        (b) Pro forma financial information

        Not Applicable.


        (c) Exhibits

        None.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CARTOON ACQUISITION, INC.



May 18, 2004                        By: /s/ James W. Margulies
                                        --------------------------------------
                                        James W. Margulies,
                                        President, Secretary and
                                        Treasurer